UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

Arcadia Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Cousteau Place Suite 105
Davis, California		95618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 530 756-7077

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2023, Arcadia Biosciences, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware to effect a 1-for-40 reverse stock split of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), effective as of 12:01 a.m. (Delaware time) on March 1, 2023 (the “Reverse Stock Split”). As previously reported in a Form 8-K filed by the Company on February 22, 2023, the Company held a special meeting of stockholders on February 15, 2023 (the “Special Meeting”), at which meeting the Company’s stockholders approved the amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-10 to 1-for-40, with such ratio to be determined by the Company’s Board of Directors (the “Board”). Following the Special Meeting, the Board determined to effect the Reverse Stock Split at a ratio of 1-for-40 and approved the corresponding final form of the Certificate of Amendment.

As a result of the Reverse Stock Split, every 40 shares of issued and outstanding Common Stock will be automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split will be rounded up to the next whole number. The number of authorized shares of Common Stock under the Certificate of Incorporation will remain unchanged at 150,000,000 shares.

Proportionate adjustments will be made to the per share exercise price and the number of shares of Common Stock that may be purchased upon exercise of outstanding stock options granted by the Company. The number of shares reserved for issuance under the Company’s 2015 Omnibus Equity Incentive Plan and the 2015 Employee Stock Purchase Plan will be proportionately reduced in accordance with the terms of such plans.

The Common Stock will begin trading on a reverse stock split-adjusted basis on The Nasdaq Capital Market on March 1, 2023. The trading symbol for the Common Stock will remain “RKDA.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 039014 303.

For more information about the Reverse Stock Split, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 6, 2023 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Arcadia Biosciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date:	February 28, 2023	By:	/s/ Thomas J. Schaefer
Thomas J. Schaefer, Chief Financial Officer